UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2009
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
DUSA Pharmaceuticals, Inc. (“DUSA”) has initiated a Class III recall on 3 lots of its product, Nicomide®, due to a stability failure of the annual stability lot. DUSA believes that there is no health risk associated with this product. The recall is being conducted with the knowledge of the U.S. Food and Drug Administration.
Since DUSA had stopped shipping Nicomide® at the end of June 2008, there is minimal inventory at the wholesale level so this action is not expected to have any material financial impact on the company. This product was manufactured by a third-party manufacturer and DUSA intends to seek reimbursement of its eligible costs pursuant to its supply agreement.
Except for historical information this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to our beliefs regarding the health risks, expectations regarding the financial impact associated with the recall, and intentions to seek reimbursement from a third-party manufacturer. Furthermore, the factors that may cause differing results include the regulatory process and environment, actions or inactions of third-parties and other risks identified in DUSA’s SEC filings from time to time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: April 9, 2009	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer